UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 21, 2017

Titan Energy, LLC

(Exact name of registrant specified in its charter)

Delaware	001-35317	90-0812516
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Park Place Corporate Center One

1000 Commerce Drive, Suite 400

Pittsburgh, PA 15275

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: 800-251-0171

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule l2b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01	Regulation FD Disclosure

On April 25, 2017, Titan Energy, LLC released an updated investor overview presentation. A copy of such presentation is included as Exhibit 99.1 to this Current Report on Form 8-K

Exhibit 99.1 and the other information provided under this Item 7.01 are being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 8.01	Other Events

On April 21, 2017, the lenders under the Company’s second lien credit facility (the “Second Lien Facility”) delivered a notice of events of default and reservation of rights (the “Notice”), pursuant to which they noticed events of default related to financial covenants and the failure to deliver financial statements without a “going concern” qualification. The delivery of the Notice began the 180-day standstill period under the intercreditor agreement, during which the lenders under the Second Lien Facility are prevented from pursuing remedies against the collateral securing the Company’s obligations under the Second Lien Facility. The lenders have not accelerated the payment of amounts outstanding under the Second Lien Facility.

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Description

99.1	Investor Presentation, dated April 25, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 24, 2017	TITAN ENERGY, LLC

	By:	/s/ Jeffrey M. Slotterback
Name: Jeffrey M. Slotterback
Title: Chief Financial Officer

Exhibit Index

Exhibit Number	Description

99.1	Investor Presentation, dated April 25, 2017.